EXHIBIT 10.2

SUBURBAN PROPANE PARTNERS, L.P.

DISTRIBUTION EQUIVALENT RIGHTS PLAN

ADOPTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF SUPERVISORS ON  JANUARY 17, 2017 AND ON JANUARY 22, 2019

ARTICLE 1.

PURPOSE

The purpose of this Suburban Propane Partners, L.P. Distribution Equivalent Rights Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of Suburban Propane Partners, L.P., a Delaware limited partnership (the “Partnership”), by linking the individual interests of eligible Executive Officers to those of the Partnership’s unitholders. The Plan is further intended to provide flexibility to the Partnership in its ability to motivate, attract, and retain the services of eligible Executive Officers whose skills and experience are required to achieve the Partnership’s short-term and long-term strategic goals.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Award” shall mean a DER granted under the Plan.

2.2“Award Agreement” shall mean any written agreement between the Partnership and a Grantee evidencing the grant of an Award and setting forth the terms and conditions thereof.

2.3“Board” shall mean the Board of Supervisors of the Partnership.

2.4 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

2.5“Committee” shall mean the Compensation Committee of the Board, or any successor committee of the Board responsible for administering executive compensation. The powers of the Committee under the Plan may be exercised by the Board, consistent with the applicable provisions of the Code, the Exchange Act and the Committee’s charter, if any.

2.6“Common Units” shall mean the common units representing limited partnership interests of the Partnership.

2.7“Distribution Equivalent Right” or “DER” shall mean a right granted to a Grantee to receive the equivalent value, in cash, of cash distributions paid on Common Units, as more completely described in Article 4 below.

2.8“Effective Date” shall mean the date on which the Committee adopts the Plan.

2.9“Executive Officer” shall mean any officer of the Partnership who is appointed to his or her position by the Board on an annual basis.

2.10“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.11“Grantee” shall mean an Executive Officer to whom an Award has been granted under the Plan.

2.12“Person” shall mean a natural person or any entity and shall include two or more Persons acting as a partnership, limited partnership, syndicate, or other group.

2.13“Restricted Units” shall mean unvested restricted Common Units that have been awarded under any of the restricted unit plans of the Partnership, whether before or after the Effective Date.  For the avoidance of doubt, once a Restricted Unit vests and becomes a Common Unit, it is no longer a Restricted Unit for purposes of the Plan.

2.14“Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder.

2.15“Subsidiary” shall mean any corporation, partnership, or other Person of which a majority of its voting equity interests is owned, directly or indirectly, by the Partnership.

ARTICLE 3.

PARTICIPATION

3.1Participation. The Committee may, from time to time, select from among all Executive Officers, those to whom Awards shall be granted. No Executive Officer or other Person shall have any right to be granted an Award pursuant to the Plan.

ARTICLE 4.

TERMS OF DISTRIBUTION EQUIVALENT RIGHTS

4.1DERs. Each DER awarded hereunder, until terminated or forfeited as provided in Section 4.3 below, shall provide the applicable Grantee with the right to receive a payment, in cash in accordance with Section 4.2 below, whenever the Board declares a cash distribution on the outstanding Common Units, of an amount calculated by multiplying (A) the number of Restricted Units held by the Grantee at the close of business on the record date of the distribution by (B) the amount of the declared distribution per Common Unit.

4.2Form and Timing of Payment.  Payments under any DER shall be made only in cash, and not in Common Units or any other form of non-cash consideration.  Payments will be made in connection with the first normal bi-weekly payroll cycle following the payment date for the applicable cash distribution on the Common Units.

4.3Termination; Forfeiture.  In addition to any cancellation provisions that may be set forth in the applicable Award Agreement, DERs awarded hereunder shall, automatically and without further action, terminate and cease to be of any force or effect, immediately upon the first to occur of the date (a) that Grantee remains employed by the Partnership or its Subsidiary but ceases to be an Executive Officer, (b) of termination of Grantee’s employment by the Partnership or its Subsidiary, other than (i) by reason of Disability, Death or Retirement (as such terms are defined in the Partnership’s 2018 Restricted Unit Plan) or (ii) in the circumstances set forth in Section 5.2 of the Partnership’s 2018 Restricted Unit Plan providing for the non-forfeiture of Restricted Units as a result of certain terminations of employment within six months prior to a change of control, or (c) of vesting, termination or forfeiture of all Restricted Units then held by the Grantee.

4.4Award Agreements.  Each DER shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such DER as determined by the Committee in its sole discretion (consistent with the terms and conditions of the Plan).

4.5Non-Transferability.  Except as otherwise determined by the Committee, DERs shall not be sold, assigned, transferred or otherwise encumbered by any Grantee, except by will or the laws of descent and distribution.

4.6Tax Withholding.   The Partnership or any Subsidiary shall have the authority to, and shall, deduct or withhold any amount necessary to satisfy federal, state, local and foreign taxes required by law to be withheld with respect to any taxable event concerning a Grantee arising as a result of the Plan, any Award or any payment made with respect to a DER.

ARTICLE 5.

ADMINISTRATION

5.1Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend the Plan or any Award Agreement; provided that the rights or obligations of the Grantee of the Award that is the subject of any such Award Agreement are not materially and adversely affected by such amendment without the consent of the Grantee, unless the Award itself otherwise expressly so provides.

5.2Authority of Committee. Subject to the terms of the Plan and all applicable laws, the Committee has the exclusive power, authority and sole discretion to:

(a)Designate Executive Officers to receive Awards under the Plan;

(b)Determine the terms and conditions of any Award granted pursuant to the Plan;

(c)Determine whether, to what extent, and under what circumstances an Award may be canceled or forfeited;

(d)Prescribe the form of each Award Agreement;

(e)Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(f)Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(g)Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

5.3Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan or any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding and conclusive on all Persons.

5.4Delegation of Authority. The Committee may from time to time delegate to one or more of its members the authority to take administrative actions pursuant to this Article 5. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 5.4 shall serve in such capacity at the pleasure of the Committee, and the Committee may abolish any such subcommittee at any time and re-vest in itself any previously delegated authority.

ARTICLE 6.

MISCELLANEOUS PROVISIONS

6.1At-Will Service. Nothing in the Plan or in any Award Agreement shall confer upon any Grantee any right to continue in the employ of the Partnership or any Subsidiary, or shall interfere with or restrict in any way the rights of the Partnership and any Subsidiary, which rights are hereby expressly reserved, to discharge any Grantee at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Grantee and the Partnership or any Subsidiary. For the avoidance of doubt, no Grantee shall have the right to claim entitlement to any payment under the Plan or any DER awarded hereunder with respect to any cash distribution on Common Units with a record date that falls after the date of that Grantee’s termination of employment, except when such termination of employment is expressly covered by subclause (i) or (ii) of Section 4.3(b) above.

6.2Recoupment Policy. Awards granted under the Plan shall be deemed “Incentive Compensation” covered by the terms of the Partnership’s Incentive Compensation Recoupment Policy (the “Policy”) adopted by the Board on April 25, 2007, as thereafter amended, which is incorporated herein by reference. In accordance with the Policy, in the event of a significant restatement of the Partnership’s published financial results and the Committee determines that fraud or intentional misconduct by a Grantee was a contributing factor to such restatement, then, in addition to other disciplinary action, the Committee may require forfeiture of all or any part of the DER awarded under the Plan to that Grantee. This Section 6.2 shall be interpreted and administered in accordance with the Policy as in effect from time to time. In the case of any inconsistency between the Policy and this Section 6.2, the Policy shall control.

6.3Amendment, Suspension or Termination of the Plan.

(a)The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee; provided that, no amendment, suspension or termination of the Plan shall, without the consent of the Grantee, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.

(b)No Awards may be granted or awarded during any period of suspension or after termination of the Plan. Any Awards that are outstanding on the termination of the Plan shall remain in force according to the terms of the Plan and the applicable Award Agreement.

6.4No Unitholder Rights. Grantees shall have none of the rights of a unitholder with respect to any Award granted hereunder.

6.5Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Partnership or any Subsidiary. The Plan shall be treated as a separate and distinct compensatory plan of the Partnership and shall not constitute or be deemed to be a part or subplan of, or supplement to, any other plan or compensatory arrangement of the Partnership or any Subsidiary.

6.6Compliance with Laws. The Plan, the granting of Awards under the Plan and the payment of money under DERs awarded hereunder are subject to compliance with all applicable laws, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Partnership, be necessary or advisable in connection therewith. The Committee, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with applicable law.

6.7Titles and Headings, References to the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to the Code or the Exchange Act, or to specific sections thereof, shall include any amendment or successor thereto, and any rules or regulations promulgated thereunder.

6.8Governing Law. The Plan and any Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

6.9Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A, the Plan and the applicable Award Agreement shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Partnership or any of its Subsidiaries is subject to Section 409A, and such Award or other amount is payable on account of a Grantee’s termination of employment (or any similarly defined term), then, (a) such Award or amount shall only be paid to the extent such termination of employment qualifies as a “separation from service” as defined in Section 409A, and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Grantee’s termination, or (ii) the date of the Grantee’s death.   To the extent applicable, the Plan and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A, the Committee may (but is not obligated to), without a Grantee’s consent, adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Partnership makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise.  The Partnership shall have no obligation under this Section 6.9 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Grantee or any other Person if any compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.

6.10Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Grantee any rights that are greater than those of a general creditor of the Partnership or any Subsidiary.

6.11Expenses. The expenses of administering the Plan shall be borne by the Partnership and its Subsidiaries.